UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 27, 2013

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Compensatory Arrangements with Certain Officers.

A.  On June 27, 2013, the Compensation Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (the “Company”) made restricted stock unit (“RSU”) awards to certain key employees, including the following named executive officers of the Company (“Named Officers”): President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President, GaN Technologies, Michael Barrow; Senior Vice President, Global Sales, Adam White, and Vice President, General Counsel and Secretary, Timothy E. Bixler.  The Compensation Committee also made awards to Gary Tanner, who became Executive Vice President and Chief Operations Officer for the Company effective January 2, 2013.

The Named Officers and Mr. Tanner were granted three types of RSU awards: (i) RSU awards that vest over the employee’s service with the Company (“Retention RSUs”), (ii) RSU awards that vest on the satisfaction of a specified performance condition (“Performance RSUs”), and (iii) RSU awards that vest on the satisfaction of a higher specified performance standard than that of the Performance RSUs (“Supplemental RSUs”), as follows:

Named Officer	Retention RSUs	Performance RSUs	Supplemental Performance RSUs	Total RSUs
Oleg Khaykin	84,000	101,920	136,500	322,420
Ilan Daskal	21,000	25,480	29,250	75,730
Gary Tanner	21,000	25,480	29,250	75,730
Michael Barrow	21,000	25,480	29,250	75,730
Adam White	21,000	25,480	29,250	75,730
Timothy E. Bixler	13,500	16,380	14,625	44,505

All RSU awards were made under the Company’s 2011 Performance Incentive Plan (the “Plan”).

Retention RSUs.  For the Retention RSUs, one third of the RSU award vests on each of the first three anniversaries of the grant date, subject to continued service with the Company and the other terms and conditions of the Plan and applicable award agreement. The RSU award agreement (“Retention RSU Agreement”) under which the Retention RSUs were granted was substantially in the form set forth in Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 3, 2012 for the Company’s fiscal quarter ended December 25, 2011 (the “RSU Form Agreement”).

The Retention RSU Agreement contains provisions for the forfeiture of unvested portions of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of death or permanent disability.  Additionally, the Retention RSU Agreement provides for acceleration of vesting in the event of a Change in Control (as defined in the Retention RSU Agreement) combined with a termination of employment or resignation for Good Reason (as each of “Change in Control” and “Good Reason” are defined in the Retention RSU Agreement), all on certain terms and conditions as set forth in the Retention RSU Agreement.  The description of the terms and conditions of the Retention RSU Agreement herein is qualified in its entirety by reference to the actual form of Retention RSU Agreement which is incorporated herein by this reference to the RSU Form Agreement.

Performance RSUs. For the Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the extent to which the Company’s Final Average Share Price (as defined below) exceeds the Fair Market Value (as determined under the Plan) of a share of Company common stock on the grant date of the award (the “Base Price”).

If the Final Average Share Price is equal to or greater than one hundred and thirty percent (130%) of the Base Price, one hundred percent (100%) of the total number of units subject to the award shall vest as of the end of the Company’s 2016 fiscal year (the “Vesting Date”).  If the Final Average Share Price is less than one hundred and thirty percent (130%) of the Base Price, the total number of units subject to the award (if any) that vest as of the Vesting Date will be reduced (but not below zero) proportionately by three and thirty-three hundredths percent (3.33%) for each percentage point (including fractional percentages) by which the percentage appreciation of the Final Average Share Price over the Base Price is less than thirty percent (30%).  Any fractional unit that results from such reduction will be rounded down to the next whole unit.

For the purposes of the award,  “Final Average Share Price” means the unweighted average of the daily closing prices of the Company’s shares of common stock on the New York Stock Exchange (“NYSE Closing Prices”) for all trading days in the Company’s fourth quarter of its fiscal year ending in June 2016; provided, however, that in determining the Final Average Share Price, the Compensation Committee shall add back any ordinary or extraordinary cash dividends paid by the Company on the common stock since the award grant date.

The determination of whether, and to the extent, the vesting condition has been achieved shall be made by the Compensation Committee.   Any Performance RSUs that do not vest as of the Vesting Date shall terminate.

In connection with making the awards of Performance RSUs, the Compensation Committee adopted a form of Performance RSU award agreement (“Performance RSU Agreement”), substantially in the form set forth in Exhibit 10.1 filed herewith.

The Performance RSUs are subject to continued service with the Company and the other terms and conditions of the Plan and Performance RSU Agreement.  The Performance RSU Agreement contains provisions for the forfeiture of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of death or permanent disability.  Additionally, the Performance RSU Agreement provides for acceleration of the Vesting Date and determination of whether the performance condition has been met in the event of a Change in Control (as defined in the Performance RSU Agreement),  on certain terms and conditions as set forth in the Performance RSU Agreement.  The description of the terms and conditions of the Performance RSU Agreement herein is qualified in its entirety by reference to the actual form of Performance RSU Agreement which is substantially in the form attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Supplemental Performance RSUs. For the Supplemental Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the extent to which the Company’s Average Share Price (as defined below) exceeds the Base Price.

Forty percent (40%) of the total number of units subject to the RSU award are eligible to become vested on the one year anniversary of the first occurrence of the Company’s Average Share Price being equal to or greater than 140% of the Base Price.  Sixty percent (60%) of the total number of units subject to the RSU award are eligible to become vested on the one year anniversary of the first occurrence of the Company’s Average Share Price being equal to or greater than 150% of the Base Price.

For purposes of the Award, “Average Share Price” means the unweighted average of the NYSE Closing Prices of the Company’s common stock for all trading days within any period of one hundred twenty-five (125) consecutive calendar days that occurs during the period beginning with July 1, 2013 and ending on the last day of the Company’s fiscal year ending in June 2016; provided, however, that in determining the Average Share Price, the Compensation Committee shall add back any ordinary or extraordinary cash dividends paid by the Company since the award grant date.

The determination of whether, and to the extent, any performance condition has been achieved shall be made by the Compensation Committee.   Any stock units in respect of which the performance condition has not been satisfied as of the end of the Company’s 2016 fiscal year shall terminate.

In connection with making the awards of Supplemental Performance RSUs, the Compensation Committee adopted a form of Supplemental Performance RSU award agreement (“Supplemental Performance RSU Agreement”), substantially in the form set forth in Exhibit 10.2 filed herewith.

The Supplemental Performance RSUs are subject to continued service with the Company and the other terms and conditions of the Plan and Supplemental Performance RSU Agreement.  The Supplemental Performance RSU Agreement contains provisions for the forfeiture of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of death or permanent disability.  Additionally, the Supplemental Performance RSU Agreement provides for measuring whether the performance conditions have been met in connection with a Change in Control, and for the possible acceleration of the award in the event of a Change in Control combined with a termination of employment or resignation for Good Reason (as each of “Change in Control” and “Good Reason” are defined in the Supplemental Performance RSU Agreement) or termination of the award as part of the Change in Control, in each case on certain terms and conditions as set forth in the Supplemental Performance RSU Agreement.  The description of the terms and conditions of the Supplemental Performance RSU Agreement herein is qualified in its entirety by reference to the actual form of Supplemental Performance RSU Agreement which is substantially in the form attached hereto as Exhibit 10.2 and incorporated herein by this reference.

B.  On June 27, 2013, the Compensation Committee established a short-term cash incentive bonus program for the Company’s 2014 fiscal year (“Program Period”) in which the executive officers of the Company, including the Named Officers and Mr. Tanner, are eligible to participate.

Under the cash incentive bonus program, each participant is eligible to receive a cash bonus for the Program Period, expressed as a target bonus percentage of the participant’s annualized base salary, and determined through the achievement during the Program Period of a combination of performance goals established for the participant.

The Program Period is divided into two measurement periods (each, a “Measurement Period”), comprised of the first two fiscal quarters of the Program Period (“First Half Period”) and the last two fiscal quarters of the Program Period (“Second Half Period”).  On June 27, 2013, the Compensation Committee established the performance goals attributed to each participant’s eligible bonus opportunity for the First Half Period.  For all Named Officers and Mr. Tanner, the Compensation Committee established a mix of corporate goals based upon (i) the Company’s level of achievement of certain revenue and gross margin targets, and (ii) expense levels or functional achievements based on the participant’s functions and areas of responsibility, in each case excluding extraordinary and one-time items.  The goals were allocated as follows:

	Portion of Bonus Opportunity by Type of Goal
Named Officer	Company Revenue	Company Gross Margin	Functional Expense Levels	Functional Goals

Oleg Khaykin	40%	40%	20%	N/A
Ilan Daskal	40%	40%	20%	N/A
Gary Tanner	40%	40%	N/A	20%
Michael Barrow	20%	20%	N/A	60%
Adam White	50%	30%	20%	N/A
Timothy E. Bixler	40%	40%	20%	N/A

The Compensation Committee intends to establish goals for the Second Half Period near the beginning of the Second Half Period.  Each goal requires a threshold level of performance in order for a bonus to be awarded, with functional cost control and other functional goals requiring that a threshold level of Company revenue and/or gross margin be achieved.  In no event will any bonus under the program exceed 200% of the participant’s applicable target bonus.  Set forth below for each Named Officer and Mr. Tanner is a summary of:  (i) the target bonus percentage (which remained unchanged from the prior fiscal year) and (ii) the portion of such percentage for which the officer is eligible based on the threshold, target and maximum corporate performance levels established by the Compensation Committee:

	Target Bonus	Portion of Target Bonus Percentage Applicable at Performance Level
Named Officer	Percentage	Threshold	Target	Maximum

Oleg Khaykin	100%	40%	100%	200%
Ilan Daskal	70%	40%	100%	200%
Gary Tanner	70%	40%	100%	200%
Michael Barrow	70%	40%	100%	200%
Adam White	70%	40%	100%	200%
Timothy E. Bixler	60%	40%	100%	200%

The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.  The actual bonus payout is subject to the Compensation Committee’s overall subjective review of each officer’s performance against any performance goals established for such officer, with the Compensation Committee having the right to adjust the amount of bonus payable based on its assessment of performance.

C.   On June 27, 2013, in connection with its review of compensation matters for the Company’s fiscal year 2014, the Compensation Committee left unchanged the annual base salaries for each of the Named Officers and Mr. Tanner, with the exception of that for Mr. Daskal, whose annual base salary was increased from $350,000 to $368,000 for the fiscal year.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2013
10.2	Form of Supplemental Performance Stock Unit Award Agreement for Fiscal Year 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Lawrence A. Michlovich
Name: Lawrence A. Michlovich
Title: Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2013
10.2	Form of Supplemental Performance Stock Unit Award Agreement for Fiscal Year 2013